Service Properties Trust Fourth Quarter 2024 Financial Results and Supplemental Information February 26, 2025 Exhibit 99.2Sonesta Fort Lauderdale Beach Fort Lauderdale, FL

2 Table of Contents QUARTERLY RESULTS Service Properties Trust Announces Fourth Quarter 2024 Financial Results .............................................................................................................................................. 4 Fourth Quarter 2024 Highlights ... 5 FINANCIALS Key Financial Data ... 7 Consolidated Statements of Income (Loss) ....................................................................................................................................................................................................... 8 Consolidated Balance Sheets ... 9 Debt Summary ... 10 Debt Maturity Schedule ... 11 Leverage Ratios, Coverage Ratios and Debt Covenants ................................................................................................................................................................................ 12 Capital Expenditures Summary ... 13 Property Acquisitions and Dispositions ... 14 PORTFOLIO INFORMATION Portfolio Summary ... 16 Consolidated Portfolio Diversification by Industry ........................................................................................................................................................................................... 17 Consolidated Portfolio by Geographical Diversification ................................................................................................................................................................................ 18 Hotel Portfolio by Brand ... 19 Hotel Operating Statistics by Service Level - Comparable Hotels (Fourth Quarter) - Three Months Ended December 31, 2024 ................................................... 20 Hotel Operating Statistics by Service Level - Comparable Hotels (Full Year) - Year Ended December 31, 2024 ............................................................................... 21 Hotel Operating Statistics by Service Level - All Hotels (Fourth Quarter) - Three Months Ended December 31, 2024 ..................................................................... 22 Hotel Operating Statistics by Service Level - All Hotels (Full Year) - Year Ended December 31, 2024 ................................................................................................. 23 Net Lease Portfolio by Brand ... 24 Net Lease Portfolio by Industry ... 25 Net Lease Portfolio by Tenant (Top 10) ... 26 Net Lease Portfolio - Expiration Schedule ... 27 Net Lease Portfolio - Occupancy Summary ....................................................................................................................................................................................................... 28 APPENDIX Company Profile and Research Coverage ... 30 Governance Information ... 31 Calculation of FFO, Normalized FFO and CAD ................................................................................................................................................................................................ 32 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................................................................................................ 33 Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels ...................................................................................................................... 34 Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA ... 35 Non-GAAP Financial Measures and Certain Definitions ................................................................................................................................................................................. 36 WARNING CONCERNING FORWARD-LOOKING STATEMENTS .............................................................................................................................................................................................. 39 SVC Nasdaq Listed Trading Symbols: Common Shares: SVC Investor Relations Contact: Kevin Barry, Senior Director (617) 796-8232 kbarry@svcreit.com ir@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.svcreit.com All amounts in this presentation are unaudited. Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (February 26, 2025): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2024. Distribution: SVC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 27, 2025. This distribution was paid on February 20, 2025. Conference Call: A conference call to discuss SVC’s fourth quarter results will be held on Thursday, February 27, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 9827014. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s fourth quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of December 31, 2024, SVC owned 206 hotels with over 35,000 guest rooms throughout the United States and in Puerto Rico and Canada. As of December 31, 2024, SVC also owned 742 service-focused retail net lease properties with over 13.2 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $40 billion in assets under management as of December 31, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Fourth Quarter 2024 Financial Results “During the fourth quarter both top line and bottom line hotel results came in at the high end of our guidance range. Despite revenue displacement from renovation activity, comparable hotel RevPar grew 4.2% year over year, outpacing the industry and marking our strongest performance in the past seven quarters. Additionally, we completed the sale of eight hotels for nearly $50 million. As we enter 2025, our focus remains on strengthening our balance sheet through asset sales and reinvesting in our hotels with the highest opportunity for upside. We currently have five hotels under agreement to be sold for an aggregate of $28.5 million and we are advancing marketing efforts to sell 115 hotels. We are confident that the optimization of our hotel portfolio, stable cash flows from our triple net lease assets and effective capital management will be significant drivers of long-term value creation.” Todd Hargreaves President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS Fourth Quarter 2024 Highlights Financial Results • Net loss of $76.4 million, or $0.46 per common share. • Normalized FFO of $28.6 million, or $0.17 per common share. • Adjusted EBITDAre of $130.6 million. Portfolio Update • Hotel RevPAR of $84.13. • Adjusted Hotel EBITDA of $42.8 million. • Net Lease occupancy of 97.6% as of December 31, 2024. • Net Lease rent coverage of 2.10x. Investment Activity • Invested $85.7 million in CapEx during the quarter. • Sold eight hotels with an aggregate of 1,004 keys for an aggregate sales price of $49.1 million, excluding closing costs, and three vacant net lease properties with an aggregate of 9,992 square feet for an aggregate sales price of $2.0 million, excluding closing costs. • Since January 1, 2025, sold one hotel with 149 keys for a sales price of $4.0 million, excluding closing costs, and two net lease properties with an aggregate of 49,081 square feet for an aggregate sales price of $1.3 million, excluding closing costs. • Entered into agreements to sell five hotels with an aggregate of 623 keys for an aggregate sales price of $28.5 million, excluding closing costs, and two net lease properties with an aggregate of 155,559 square feet for an aggregate sales price of $5.8 million, excluding closing costs. • Marketing process to sell 115 hotels with an aggregate of 15,420 keys is underway.

6RETURN TO TABLE OF CONTENTS Financials

7RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Selected Income Statement Data: Total revenues $ 456,559 $ 491,171 $ 512,948 $ 436,250 $ 444,050 Net loss $ (76,392) $ (46,901) $ (73,850) $ (78,383) $ (43,323) FFO $ 18,946 $ 52,736 $ 57,764 $ 21,204 $ 51,316 Normalized FFO $ 28,617 $ 52,869 $ 73,810 $ 21,206 $ 50,036 CAD $ (55,839) $ (37,510) $ 3,444 $ (50,710) $ (63,281) Rolling four quarter CAD $ (140,615) $ (148,057) $ (95,378) $ (20,702) $ 23,550 Adjusted EBITDAre $ 130,649 $ 154,992 $ 171,524 $ 115,548 $ 141,154 Per Common Share Data (basic and diluted): Net loss $ (0.46) $ (0.28) $ (0.45) $ (0.48) $ (0.26) FFO $ 0.11 $ 0.32 $ 0.35 $ 0.13 $ 0.31 Normalized FFO $ 0.17 $ 0.32 $ 0.45 $ 0.13 $ 0.30 CAD $ (0.34) $ (0.23) $ 0.02 $ (0.31) $ (0.38) Rolling four quarter CAD $ (0.85) $ (0.90) $ (0.58) $ (0.13) $ 0.14 Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 0.80 $ 0.80 $ 0.80 $ 0.80 Annualized dividend yield (at end of period) 1.6% 17.5% 15.6% 11.8% 9.4 % Annualized Normalized FFO payout ratio 5.9% 62.5% 44.4% 153.8% 66.7 % Rolling four quarter CAD payout ratio (1) (4.7) % (88.9) % (137.9) % (615.4) % 571.4 % Selected Balance Sheet Data: Total gross assets $ 10,358,194 $ 10,278,496 $ 10,286,546 $ 10,469,518 $ 10,537,913 Total assets $ 7,119,558 $ 7,086,792 $ 7,121,661 $ 7,231,519 $ 7,356,116 Total liabilities $ 6,267,685 $ 6,157,773 $ 6,112,855 $ 6,116,850 $ 6,129,983 Total shareholders’ equity $ 851,873 $ 929,019 $ 1,008,806 $ 1,114,669 $ 1,226,133 (dollars in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 12/31/2024 Capitalization: Total common shares (at end of period) 166,636,537 Closing price (at end of period) $ 2.54 Equity market capitalization (at end of period) $ 423,257 Debt (principal balance) 5,831,611 Total market capitalization $ 6,254,868 Liquidity: Cash and cash equivalents $ 143,482 Available borrowings under secured revolving credit facility (2) 500,000 Total liquidity $ 643,482 (1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share. (2) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions.

8RETURN TO TABLE OF CONTENTS Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Revenues: Hotel operating revenues (1) $ 357,048 $ 343,385 $ 1,496,705 $ 1,478,034 Rental income (2) 99,511 100,665 400,223 395,829 Total revenues 456,559 444,050 1,896,928 1,873,863 Expenses: Hotel operating expenses (1)(3) 312,285 297,488 1,274,153 1,223,906 Net lease operating expenses 5,345 4,584 19,817 17,663 Depreciation and amortization 94,000 94,952 371,786 384,060 General and administrative 8,580 11,217 40,239 45,397 Transaction related costs (4) 6,894 (3,556) 6,894 (1,623) Loss on asset impairment, net (5) 5,182 27 56,212 9,544 Total expenses 432,286 404,712 1,769,101 1,678,947 Gain on sale of real estate, net (6) 5,159 1,280 6,269 43,239 Gain on equity securities, net — — — 48,837 Interest income 734 9,099 4,052 20,979 Interest expense (including amortization of debt issuance costs, discounts and premiums of $8,359, $7,066, $31,127 and $25,710, respectively) (99,402) (89,979) (383,792) (336,342) Loss on early extinguishment of debt, net (7) — (1,242) (16,181) (1,524) Loss before income tax benefit (expense) and equity in losses of an investee (69,236) (41,504) (261,825) (29,895) Income tax benefit (expense) 52 723 (1,402) 1,498 Equity in losses of an investee (7,208) (2,542) (12,299) (4,382) Net loss $ (76,392) $ (43,323) $ (275,526) $ (32,779) Weighted average common shares outstanding (basic and diluted) 165,594 165,154 165,338 164,988 Net loss per common share (basic and diluted) $ (0.46) $ (0.26) $ (1.67) $ (0.20) (amounts in thousands, except per share data) Consolidated Statements of Income (Loss) See accompanying notes on page 35.

9RETURN TO TABLE OF CONTENTS Consolidated Balance Sheets December 31, 2024 2023 ASSETS Real estate properties: Land $ 1,930,459 $ 1,972,145 Buildings, improvements and equipment 7,682,885 7,814,192 Total real estate properties, gross 9,613,344 9,786,337 Accumulated depreciation (3,238,636) (3,181,797) Total real estate properties, net 6,374,708 6,604,540 Acquired real estate leases and other intangibles, net 107,956 130,622 Assets held for sale 43,101 10,500 Cash and cash equivalents 143,482 180,119 Restricted cash 13,904 17,711 Equity method investment 115,818 113,304 Due from related persons 3,911 6,376 Other assets, net 316,678 292,944 Total assets $ 7,119,558 $ 7,356,116 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ 150,000 $ — Senior secured notes, net 972,073 968,017 Senior unsecured notes, net 4,020,347 3,993,327 Mortgage notes payable, net 568,283 558,876 Accounts payable and other liabilities 532,864 587,005 Due to related persons 24,118 22,758 Total liabilities 6,267,685 6,129,983 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 166,636,537 and 165,769,595 shares issued and outstanding, respectively 1,666 1,658 Additional paid in capital 4,560,334 4,557,473 Cumulative other comprehensive income 1,865 2,318 Cumulative net income 2,194,974 2,470,500 Cumulative common distributions (5,906,966) (5,805,816) Total shareholders’ equity 851,873 1,226,133 Total liabilities and shareholders’ equity $ 7,119,558 $ 7,356,116 (dollars in thousands, except per share data) The Royal Sonesta Washington DC Dupont Circle Washington, D.C.

Debt Summary

SERVICE PROPERTIES TRUST

As of December 31, 2024
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	6.990 %	$ 150,000	6/29/27	$ 150,000	2.5
Secured Fixed Rate Debt:					
Net lease mortgage notes [3]	5.600 %	606,611	2/20/28	600,576	3.1
Senior secured notes due 2031 [4][5]	8.625 %	1,000,000	11/15/31	1,000,000	6.9
Subtotal / weighted average	7.483 %	1,606,611		1,600,576	5.5
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	1.1
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	1.8
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	2.1
Senior unsecured notes due 2027 [5]	5.500 %	450,000	12/15/27	450,000	3.0
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	3.0
Senior unsecured notes due 2029 [5]	8.375 %	700,000	6/15/29	700,000	4.5
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	4.8
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	5.1
Senior unsecured notes due 2032 [5]	8.875 %	500,000	6/15/32	500,000	7.5
Subtotal / weighted average	5.930 %	4,075,000		4,075,000	3.8
Total / weighted average [6]	6.385 %	$ 5,831,611		$ 5,825,576	4.2

(1) SVC is required to pay interest at a rate of SOFR plus a premium, which was 250 basis points per annum as of December 31, 2024. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six month periods.
(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 69 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility.
(3) These notes are secured by 315 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.
(4) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TravelCenters of America Inc., or TA, pursuant to two master leases.
(5) These notes are guaranteed by certain of SVC's subsidiaries.
(6) The carrying value of SVC's total debt of $5,710,703 as of December 31, 2024 is net of unamortized discounts and premiums and certain issuance costs totaling $120,908.

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11RETURN TO TABLE OF CONTENTS $800,000 $850,000 $400,000 $1,125,000 $400,000 $500,000 $150,000 $1,958 $1,958 $1,958 $600,737 $1,000,000 Unsecured Fixed Rate Debt Secured Floating Rate Debt Secured Fixed Rate Debt 2025 2026 2027 2028 2029 2030 2031 2032 $0 $250,000 $500,000 $750,000 $1,000,000 $1,250,000 Debt Maturity Schedule As of December 31, 2024 (1) (1) As of December 31, 2024, SVC had $150,000 outstanding under its $650,000 revolving credit facility. (2) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) (dollars in thousands) Secured vs. Unsecured Debt Secured 30.1% Unsecured 69.9%

Leverage Ratios, Coverage Ratios and Debt Covenants

SERVICE PROPERTIES TRUST

	As of and for the Trailing Twelve Months Ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Leverage Ratios:					
Net debt / total gross assets	54.9 %	54.8 %	55.1 %	53.1 %	51.8 %
Net debt / gross book value of real estate assets and cash and cash equivalents	58.3 %	58.5 %	59.1 %	56.3 %	54.7 %
Secured debt / total assets	24.6 %	22.6 %	22.4 %	22.1 %	21.7 %
Variable rate debt / net debt	2.6 %	– %	– %	– %	– %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDA*re* / rolling four-quarter interest expense	1.5x	1.6x	1.7x	1.8x	1.8x
Net debt / rolling four-quarter Adjusted EBITDA*re*	9.9x	9.7x	9.4x	9.0x	8.8x

	As of and for the Trailing Twelve Months Ended				
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	175.3 %	173.4 %	173.6 %	177.5 %	183.2 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	54.9 %	53.7 %	53.5 %	52.9 %	52.4 %
Secured debt / adjusted total assets - allowable maximum 40.0%	16.5 %	15.2 %	15.1 %	15.1 %	15.0 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.52x	1.55x	1.60x	1.78x	1.79x
Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt - required minimum 2.2x	4.14x	4.09x	4.10x	5.47x	5.65x


TACO BELL
1093 Blowing Rock Road
Boone, NC

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13RETURN TO TABLE OF CONTENTS For the Three Months Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Hotel capital improvements $ 81,514 $ 80,075 $ 65,205 $ 68,253 $ 105,391 Lease related costs 1,464 1,611 1,001 510 596 Recurring capital expenditures 82,978 81,686 66,206 68,763 105,987 Redevelopment and other activities 2,741 417 269 88 39 Total capital improvements & FF&E Reserve fundings $ 85,719 $ 82,103 $ 66,475 $ 68,851 $ 106,026 (dollars in thousands) Capital Expenditures Summary 24225 W. Lorenzo Road Wilmington, IL

Property Acquisitions and Dispositions

SERVICE PROPERTIES TRUST

Since January 1, 2024
(dollars in thousands, except per room or suite data)

ACQUISITIONS:									
Quarter Acquired	Number of Properties	Property Type	Brand	Location	Rooms or Suites / Square Footage		Purchase Price [1]		Average Purchase Price per Room or Suite / Square Foot
SVC has not acquired any properties since January 1, 2024.									

DISPOSITIONS:									
Quarter Disposed	Number of Properties	Property Type	Brand	Location	Rooms or Suites / Square Footage		Sales Price [1]		Average Sales Price per Room or Suite / Square Foot
Q1 2024	1	Hotel	Country Inn & Suites® by Radisson	MN	84	$	3,315	$	39,464
	3	Net Lease	Vacant	IL, MI	34,849		2,932		84
Q3 2024	1	Hotel	Sonesta Select®	WI	148		3,500		23,649
	1	Hotel	Sonesta Hotels & Resorts®	WI	198		7,300		36,869
	4	Hotel	Sonesta ES Suites®	IL, NC, TX	476		34,100		71,639
	4	Net Lease	Vacant	IA, IL, MO	52,088		3,600		69
Q4 2024	3	Hotel	Sonesta Simply Suites®	MN, TX	378		13,800		36,508
	4	Hotel	Sonesta ES Suites®	CO, GA, TX	478		30,800		64,435
	1	Hotel	Sonesta Select®	MI	148		4,500		30,405
	3	Net Lease	Vacant	GA, OH	9,992		2,015		202
Q1 2025	1	Hotel	Sonesta Select®	MN	149		4,000		26,846
	2	Net Lease	Vacant	GA, IA	49,081		1,300		26
	28				2,059 / 146,010	$	111,162		$49,206 / $67

(1) Represents cash purchase or sales price, as applicable, and excludes closing related costs.

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15RETURN TO TABLE OF CONTENTS Portfolio Information

16RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease Properties 44.2% Hotels 55.8% Number of Properties Hotel Properties 206 Number of hotel rooms 35,871 Net Lease Properties 742 Average hotel property size 174 rooms Total Properties 948 Net lease square feet 13,292,519 Average net lease property size 17,914 sq. ft. Investments Diversification Facts Hotels $ 6,372,312 Tenants/Operators 181 Net Lease Properties 5,037,413 Brands 145 Total Investments $ 11,409,725 Industries 22 States 46 Geographical Diversification CA 13% TX 7% FL 6% IL 6% GA 6% AZ 4% OH 4%LA 3% PA 3% MO 3% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of December 31, 2024 (dollars in thousands) (1) Based on investment. (1) (1) Royal Sonesta Kaua’i Lihue, HI

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2024
(dollars in thousands)

Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1. Hotels	206	35,871	$	6,372,312	55.8%
2. Travel Centers	178	5,099,794		3,311,787	29.0%
3. Restaurants - Quick Service	206	661,950		281,260	2.6%
4. Restaurants - Casual Dining	55	503,450		194,448	1.8%
5. Health and Fitness	13	873,258		187,579	1.7%
6. Movie Theaters	15	785,344		139,661	1.2%
7. Home Goods and Leisure	20	700,906		134,539	1.2%
8. Grocery Stores	19	1,020,819		129,152	1.1%
9. Automotive Equipment and Services	64	463,492		107,054	0.9%
10. Medical, Dental Office	70	372,171		104,042	0.9%
11. Automotive Dealers	8	177,433		62,656	0.5%
12. Entertainment	4	199,853		61,436	0.5%
13. General Merchandise Stores	4	381,193		55,457	0.5%
14. Educational Services	7	159,793		44,820	0.4%
15. Building Materials	29	465,283		34,006	0.3%
16. Car Washes	6	50,831		30,798	0.3%
17. Miscellaneous Manufacturing	5	538,932		24,355	0.2%
18. Sporting Goods	3	120,847		18,448	0.2%
19. Drug Stores and Pharmacies	6	58,048		17,111	0.1%
20. Legal Services	5	25,429		11,362	0.1%
21. Dollar Stores	3	27,593		2,971	—%
22. Other	4	115,821		25,695	0.2%
23. Vacant	18	490,279		58,776	0.5%
Total	948	35,871 / 13,292,519	$	11,409,725	100.0%


1410 N. Roosevelt Avenue
Burlington, IA
WingStreet

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18RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total % of Total Hotel Hotel % of Total Net Lease Net Lease % of Total California 58 36 22 $ 1,476,284 12.9% $ 1,203,219 18.9% $ 273,065 5.4 % Texas 69 14 55 832,263 7.3% 320,120 5.0% 512,143 10.2 % Florida 58 12 46 731,049 6.4% 484,810 7.6% 246,239 4.9 % Illinois 62 9 53 699,977 6.1% 418,302 6.6% 281,675 5.6 % Georgia 86 15 71 668,304 5.9% 402,524 6.3% 265,780 5.3 % Arizona 39 14 25 485,619 4.3% 236,953 3.7% 248,666 4.9 % Ohio 43 5 38 455,555 4.0% 131,779 2.1% 323,776 6.4 % Louisiana 15 3 12 386,552 3.4% 254,847 4.0% 131,705 2.6 % Pennsylvania 33 5 28 342,053 3.0% 136,723 2.1% 205,330 4.1 % Missouri 28 4 24 281,784 2.5% 160,120 2.5% 121,664 2.4 % Top 10 491 117 374 6,359,440 55.8% 3,749,397 58.8% 2,610,043 51.8 % Other (1) 457 89 368 5,050,285 44.2% 2,622,915 41.2% 2,427,370 48.2 % Total 948 206 742 $ 11,409,725 100.0% $ 6,372,312 100.0% $ 5,037,413 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $11,051 per property. Consolidated Portfolio by Geographic Diversification As of December 31, 2024 (dollars in thousands) The Stephen F Austin Royal Sonesta Hotel Austin, TX

19RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 8.3% 5,663 15.8% $ 1,922,244 30.1% $ 339,439 Sonesta Hotels & Resorts® Full Service Upscale 22 10.7% 7,205 20.2% 1,437,540 22.6% 199,520 Sonesta ES Suites® Extended Stay Upper Midscale 52 25.1% 6,689 18.4% 1,086,862 17.1% 162,485 Sonesta Select® Select Service Upscale 42 20.4% 6,131 17.1% 681,327 10.7% 111,128 Sonesta Simply Suites® Extended Stay Midscale 48 23.3% 6,086 17.0% 575,083 9.0% 94,493 Hyatt Place® Select Service Upscale 17 8.3% 2,107 5.9% 326,009 5.1% 154,727 Radisson® Hotels & Resorts Full Service Upscale 5 2.4% 1,149 3.2% 171,579 2.7% 149,329 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.4% 125,399 2.0% 253,331 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 1.0% 346 1.0% 46,269 0.7% 133,725 Total / Average Hotels 206 100.0% 35,871 100.0% $ 6,372,312 100.0% $ 177,645 Hotel Portfolio by Brand As of December 31, 2024 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels (Fourth Quarter)

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	22	7,205	54.9 %	57.8 %	(2.9) pts	$ 154.84	$ 153.37	1.0 %	$ 85.02	$ 88.68	(4.1)%
Royal Sonesta Hotels®	Full Service	17	5,663	59.5 %	53.0 %	6.5 pts	229.85	234.48	(2.0)%	136.75	124.18	10.1 %
Radisson® Hotels & Resorts	Full Service	5	1,149	62.6 %	55.6 %	7.0 pts	142.77	138.71	2.9 %	89.34	77.09	15.9 %
Crowne Plaza®	Full Service	1	495	56.8 %	52.2 %	4.6 pts	132.57	142.45	(6.9)%	75.30	74.36	1.3 %
Country Inn & Suites® by Radisson	Full Service	2	346	67.7 %	58.4 %	9.3 pts	133.27	132.74	0.4 %	90.20	77.58	16.3 %
Full Service Total / Average		47	14,858	57.6 %	55.6 %	2.0 pts	182.01	180.82	0.7 %	104.86	100.57	4.3 %
Sonesta Select®	Select Service	42	6,131	56.9 %	52.2 %	4.7 pts	109.54	114.97	(4.7)%	62.36	60.06	3.8 %
Hyatt Place®	Select Service	17	2,107	64.6 %	52.5 %	12.1 pts	117.44	114.59	2.5 %	75.88	60.13	26.2 %
Select Service Total / Average		59	8,238	58.9 %	52.3 %	6.6 pts	111.76	114.87	(2.7)%	65.82	60.08	9.6 %
Sonesta ES Suites®	Extended Stay	52	6,689	65.6 %	65.0 %	0.6 pts	124.15	126.87	(2.1)%	81.50	82.47	(1.2)%
Sonesta Simply Suites®	Extended Stay	47	5,988	66.5 %	63.9 %	2.6 pts	92.73	91.96	0.8 %	61.68	58.79	4.9 %
Extended Stay Total / Average		99	12,677	66.1 %	64.5 %	1.6 pts	109.20	110.53	(1.2)%	72.14	71.28	1.2 %
Comparable Hotels Total / Average		205	35,773	60.9 %	58.0 %	2.9 pts	$ 138.38	$ 139.42	(0.7)%	$ 84.27	$ 80.87	4.2 %

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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20

Hotel Operating Statistics by Service Level - Comparable Hotels (Full Year)

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Year Ended December 31,			Year Ended December 31,			Year Ended December 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	21	6,955	58.6 %	63.2 %	(4.6) pts	$ 154.95	$ 153.25	1.1 %	$ 90.81	$ 96.84	(6.2)%
Royal Sonesta Hotels®	Full Service	17	5,663	61.3 %	56.5 %	4.8 pts	233.24	237.63	(1.8)%	143.02	134.35	6.5 %
Radisson® Hotels & Resorts	Full Service	5	1,149	65.4 %	62.2 %	3.2 pts	147.07	147.06	– %	96.14	91.50	5.1 %
Crowne Plaza®	Full Service	1	495	63.3 %	60.6 %	2.7 pts	142.09	141.30	0.6 %	90.01	85.65	5.1 %
Country Inn & Suites® by Radisson	Full Service	2	346	70.2 %	67.2 %	3.0 pts	148.28	145.96	1.6 %	104.14	98.08	6.2 %
Full Service Total / Average		46	14,608	60.6 %	60.5 %	0.1 pts	184.33	182.89	0.8 %	111.75	110.69	1.0 %
Sonesta Select®	Select Service	42	6,131	57.9 %	55.8 %	2.1 pts	115.31	119.14	(3.2)%	66.80	66.48	0.5 %
Hyatt Place®	Select Service	17	2,107	63.4 %	65.3 %	(1.9) pts	120.48	122.23	(1.4)%	76.35	79.87	(4.4)%
Select Service Total / Average		59	8,238	59.3 %	58.2 %	1.1 pts	116.73	120.02	(2.7)%	69.24	69.91	(1.0)%
Sonesta ES Suites®	Extended Stay	52	6,689	69.3 %	68.9 %	0.4 pts	127.17	131.81	(3.5)%	88.08	90.79	(3.0)%
Sonesta Simply Suites®	Extended Stay	47	5,988	69.0 %	68.6 %	0.4 pts	92.17	92.06	0.1 %	63.62	63.14	0.8 %
Extended Stay Total / Average		99	12,677	69.1 %	68.7 %	0.4 pts	110.67	113.15	(2.2)%	76.52	77.78	(1.6)%
Comparable Hotels Total / Average		204	35,523	63.4 %	62.9 %	0.5 pts	$ 140.96	$ 142.14	(0.8)%	$ 89.32	$ 89.44	(0.1)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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21

Hotel Operating Statistics by Service Level - All Hotels (Fourth Quarter)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,		
Brand	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	17	5,663	59.5 %	53.0 %	6.5 pts	$ 229.85	$ 234.48	(2.0)%	$ 136.75	$ 124.18	10.1 %	$ 12,343	$ 10,491	17.7 %
Sonesta Hotels & Resorts®	22	7,205	54.9 %	57.8 %	(2.9) pts	154.84	153.37	1.0 %	85.02	88.68	(4.1)%	7,704	11,256	(31.6)%
Radisson® Hotels & Resorts	5	1,149	62.6 %	55.6 %	7.0 pts	142.77	138.71	2.9 %	89.34	77.09	15.9 %	968	98	n/m
Country Inn & Suites® by Radisson	2	346	67.7 %	58.4 %	9.3 pts	133.27	132.74	0.4 %	90.20	77.58	16.3 %	151	(86)	n/m
Total Full Service	46	14,363	57.6 %	55.7 %	1.9 pts	183.69	182.06	0.9 %	105.88	101.48	4.3 %	21,166	21,759	(2.7)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	66.0 %	68.7 %	(2.7) pts	142.92	145.54	(1.8)%	94.39	99.95	(5.6)%	1,875	2,395	(21.7)%
Sonesta Select®	6	873	59.8 %	61.7 %	(1.9) pts	130.91	129.20	1.3 %	78.32	79.71	(1.7)%	1,348	1,111	21.3 %
Sonesta Simply Suites®	7	1,144	80.7 %	68.5 %	12.2 pts	128.16	118.52	8.1 %	103.40	81.19	27.4 %	4,632	2,988	55.0 %
Hyatt Place®	17	2,107	64.6 %	52.5 %	12.1 pts	117.44	114.59	2.5 %	75.88	60.13	26.2 %	1,617	(315)	n/m
Total Focused Service	37	5,082	67.7 %	60.7 %	7.0 pts	127.05	124.74	1.9 %	85.99	75.74	13.5 %	9,472	6,179	53.3 %
Total Retained Hotels	**83**	**19,445**	**60.3 %**	**57.0 %**	**3.3 pts**	**$ 167.07**	**$ 166.10**	**0.6 %**	**$ 100.68**	**$ 94.75**	**6.3 %**	**$ 30,638**	**$ 27,938**	**9.7 %**
Exit Hotels														
Full Service														
Crowne Plaza®	1	495	56.8 %	52.2 %	4.6 pts	$ 132.57	$ 142.45	(6.9)%	$ 75.30	$ 74.36	1.3 %	$ 733	$ 1,042	(29.7)%
Extended Stay and Select Service														
Sonesta ES Suites®	45	5,731	65.6 %	64.4 %	1.2 pts	120.99	123.54	(2.1)%	79.34	79.55	(0.3)%	5,290	8,454	(37.4)%
Sonesta Select®	36	5,258	56.4 %	50.7 %	5.7 pts	105.78	112.09	(5.6)%	59.71	56.80	5.1 %	1,966	2,488	(21.0)%
Sonesta Simply Suites®	41	4,942	62.4 %	62.1 %	0.3 pts	82.04	85.12	(3.6)%	51.17	52.82	(3.1)%	4,459	4,203	6.1 %
Total Focused Service	**122**	**15,931**	**61.6 %**	**59.1 %**	**2.5 pts**	**104.20**	**107.85**	**(3.4)%**	**64.15**	**63.77**	**0.6 %**	**11,715**	**15,145**	**(22.6)%**
Total Exit Hotels	**123**	**16,426**	**61.4 %**	**58.9 %**	**2.5 pts**	**$ 104.99**	**$ 108.78**	**(3.5)%**	**$ 64.49**	**$ 64.10**	**0.6 %**	**$ 12,448**	**$ 16,187**	**(23.1)%**
Total All Hotels	**206**	**35,871**	**60.8 %**	**57.9 %**	**2.9 pts**	**$ 138.38**	**$ 139.42**	**(0.7)%**	**$ 84.13**	**$ 80.73**	**4.2 %**	**$ 43,086**	**$ 44,125**	**(2.4)%**

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22

Hotel Operating Statistics by Service Level - All Hotels (Full Year)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,		
Brand	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	17	5,663	61.3 %	56.5 %	4.8 pts	$ 233.24	$ 237.63	(1.8)%	$ 143.02	$ 134.35	6.5 %	$ 62,512	$ 64,820	(3.6)%
Sonesta Hotels & Resorts®	22	7,205	59.2 %	63.2 %	(4.0) pts	160.51	158.43	1.3 %	94.96	100.21	(5.2)%	44,970	58,132	(22.6)%
Radisson® Hotels & Resorts	5	1,149	65.4 %	62.2 %	3.2 pts	147.07	147.06	– %	96.14	91.50	5.1 %	5,050	4,313	17.1 %
Country Inn & Suites® by Radisson	2	346	70.2 %	67.2 %	3.0 pts	148.28	145.96	1.6 %	104.14	98.08	6.2 %	1,657	1,623	2.1 %
Total Full Service	46	14,363	60.8 %	60.6 %	0.2 pts	187.93	186.47	0.8 %	114.21	113.00	1.1 %	114,189	128,888	(11.4)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	71.0 %	73.1 %	(2.1) pts	152.75	156.32	(2.3)%	108.44	114.30	(5.1)%	11,594	13,422	(13.6)%
Sonesta Select®	6	873	64.2 %	65.8 %	(1.6) pts	139.44	143.34	(2.7)%	89.50	94.28	(5.1)%	7,847	9,171	(14.4)%
Sonesta Simply Suites®	7	1,144	74.1 %	68.4 %	5.7 pts	123.47	116.57	5.9 %	91.47	79.78	14.7 %	14,091	10,995	28.2 %
Hyatt Place®	17	2,107	63.4 %	65.3 %	(1.9) pts	120.48	122.23	(1.4)%	76.35	79.87	(4.4)%	5,859	9,371	(37.5)%
Total Focused Service	37	5,082	67.4 %	67.6 %	(0.2) pts	130.74	131.42	(0.5)%	88.06	88.81	(0.8)%	39,391	42,959	(8.3)%
Total Retained Hotels	**83**	**19,445**	**62.5 %**	**62.4 %**	**0.1 pts**	**$ 171.82**	**$ 170.82**	**0.6 %**	**$ 107.38**	**$ 106.65**	**0.7 %**	**$ 153,580**	**$ 171,847**	**(10.6)%**
Exit Hotels														
Full Service														
Crowne Plaza®	1	495	63.3 %	60.6 %	2.7 pts	$ 142.09	$ 141.30	0.6 %	$ 90.01	$ 85.65	5.1 %	$ 5,051	$ 4,799	5.3 %
Extended Stay and Select Service														
Sonesta ES Suites®	45	5,731	69.0 %	68.2 %	0.8 pts	122.77	127.42	(3.7)%	84.67	86.86	(2.5)%	30,068	39,927	(24.7)%
Sonesta Select®	36	5,258	56.9 %	54.1 %	2.8 pts	110.79	114.25	(3.0)%	63.04	61.86	1.9 %	11,659	14,559	(19.9)%
Sonesta Simply Suites®	41	4,942	67.0 %	67.8 %	(0.8) pts	84.10	86.23	(2.5)%	56.32	58.42	(3.6)%	17,082	20,479	(16.6)%
Total Focused Service	**122**	**15,931**	**64.4 %**	**63.4 %**	**1.0 pts**	**106.84**	**110.19**	**(3.0)%**	**68.77**	**69.84**	**(1.5)%**	**58,809**	**74,965**	**(21.6)%**
Total Exit Hotels	**123**	**16,426**	**64.3 %**	**63.3 %**	**1.0 pts**	**$ 107.89**	**$ 111.09**	**(2.9)%**	**$ 69.41**	**$ 70.32**	**(1.3)%**	**$ 63,860**	**$ 79,764**	**(19.9)%**
Total All Hotels	**206**	**35,871**	**63.3 %**	**62.8 %**	**0.5 pts**	**$ 142.12**	**$ 143.26**	**(0.8)%**	**$ 90.01**	**$ 90.01**	**– %**	**$ 217,440**	**$ 251,611**	**(13.6)%**

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Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2024
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	131	3,683,923	$ 2,254,950	44.8 %	$ 176,793	46.4 %	1.38x (1)
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.2 %	82,287	21.6 %	1.38x (1)
3.	The Great Escape	14	542,666	98,242	2.0 %	7,711	2.0 %	4.75x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.55x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	2.54x
6.	Heartland Dental	59	234,274	61,120	1.2 %	4,769	1.3 %	4.90x
7.	Norms	10	63,490	53,673	1.1 %	3,759	1.0 %	3.42x
8.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	5.88x
9.	AMC Theatres	5	251,166	57,339	1.1 %	3,558	0.9 %	1.76x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,463	0.9 %	2.33x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,279	0.9 %	4.24x
12.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	8.03x
13.	Fleet Farm	1	218,248	37,802	0.8 %	2,837	0.7 %	2.14x
14.	Big Al's	2	111,912	35,214	0.7 %	2,569	0.7 %	0.97x
15.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.6 %	1.26x
16.	Mister Car Wash	5	41,456	28,658	0.6 %	2,258	0.6 %	2.94x
17.	Martin's	16	81,909	31,335	0.6 %	2,252	0.6 %	1.69x
18.	B&B Theatres	4	261,300	37,619	0.7 %	2,234	0.6 %	0.98x
19.	Popeye's	20	45,708	28,434	0.6 %	2,047	0.5 %	4.32x
20.	Regal Cinemas	5	223,846	34,953	0.7 %	1,958	0.5 %	2.32x
21.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,935	0.5 %	2.34x
22.	Arby's	19	57,868	29,234	0.6 %	1,792	0.5 %	2.60x
23.	Burger King	17	55,127	29,204	0.6 %	1,734	0.5 %	2.72x
24.	Church's Chicken	32	43,399	26,326	0.5 %	1,732	0.5 %	3.24x
25.	Hardee's	15	49,958	24,919	0.5 %	1,727	0.5 %	1.95x
26.	Other (2)	255	4,388,219	740,326	14.5 %	49,380	12.9 %	4.10x
	Total	742	13,292,519	$ 5,037,413	100.0 %	$ 380,863	100.0 %	2.10x



950 State Road 206 West
Saint Augustine, FL

(1) Rent coverage information provided by tenant is for all 175 sites on a consolidated basis and is as of December 31, 2024.
(2) Consists of 111 distinct brands with an average investment of $2,903 per property and an average annual minimum rent of $194 per property.

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24

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2024
(dollars in thousands)

	Industry	No. of Properties	Square Feet		Investment	Percent of Total Investment		Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$	3,311,787	65.7%	$	262,359	68.9%	1.42x [1]
2.	Restaurants - Quick Service	206	661,950		281,260	5.5%		19,266	5.1%	3.12x
3.	Restaurants - Casual Dining	55	503,450		194,448	3.9%		12,136	3.2%	2.89x
4.	Health and Fitness	13	873,258		187,579	3.7%		11,246	3.0%	2.26x
5.	Home Goods and Leisure	20	700,906		134,539	2.7%		10,699	2.8%	4.14x
6.	Grocery Stores	19	1,020,819		129,152	2.6%		9,305	2.4%	3.18x
7.	Movie Theaters	15	785,344		139,661	2.8%		8,410	2.2%	1.82x
8.	Medical, Dental Office	70	372,171		104,042	2.1%		8,215	2.2%	3.70x
9.	Automotive Equipment and Services	64	463,492		107,054	2.1%		7,799	2.0%	5.11x
10.	Automotive Dealers	8	177,433		62,656	1.2%		4,973	1.3%	6.59x
11.	Entertainment	4	199,853		61,436	1.2%		4,590	1.2%	2.27x
12.	General Merchandise Stores	4	381,193		55,457	1.1%		3,983	1.0%	2.97x
13.	Educational Services	7	159,793		44,820	0.9%		3,563	0.9%	1.76x
14.	Building Materials	29	465,283		34,006	0.7%		2,944	0.8%	7.90x
15.	Car Washes	6	50,831		30,798	0.6%		2,411	0.6%	2.94x
16.	Miscellaneous Manufacturing	5	538,932		24,355	0.5%		1,726	0.5%	13.38x
17.	Drug Stores and Pharmacies	6	58,048		17,111	0.3%		1,710	0.4%	1.03x
18.	Sporting Goods	3	120,847		18,448	0.4%		1,104	0.3%	4.26x
19.	Legal Services	5	25,429		11,362	0.2%		1,097	0.3%	4.19x
20.	Dollar Stores	3	27,593		2,971	0.1%		190	–%	1.95x
21.	Other [2]	4	115,821		25,695	0.5%		3,137	0.9%	6.54x
22.	Vacant	18	490,279		58,776	1.2%		–	–%	–x
	Total	742	13,292,519	$	5,037,413	100.0%	$	380,863	100.0%	2.10x



2636 E. Tipton St.
Seymour, IN
TA

(1) Rent coverage for TA is as of December 31, 2024.
(2) Consists of miscellaneous businesses with an average investment of $6,424 per property.

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25

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of December 31, 2024
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.9 %	$ 259,080	68.0 %	8.4	1.38x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	2.0 %	7,711	2.0 %	2.7	4.75x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	10.5	2.55x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	10.8	2.54x
5.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,769	1.3 %	1.2	4.90x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,759	1.0 %	20.5	3.42x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	10.3	5.88x
8.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,279	0.9 %	4.0	4.24x
9.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	10.3	8.03x
10.	American Multi-Cinema, Inc.	AMC Theatres	3	178,036	46,993	0.9 %	2,552	0.7 %	2.8	1.02x
	Subtotal, Top 10		301	7,197,485	3,828,939	76.0 %	299,510	78.7 %	8.3	1.75x
11.	Other[2]	Various	441	6,095,034	1,208,474	24.0 %	81,353	21.3 %	7.0	3.37x
	Total		742	13,292,519	$ 5,037,413	100.0 %	$ 380,863	100.0 %	8.0	2.10x

(1) TA is SVC's largest tenant. As of December 31, 2024, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of December 31, 2024 was $3,037,475. Annualized minimum rent excludes the impact of rents prepaid by TA. Rent coverage was 1.44x, 1.43x, 1.43x, 1.51x and 1.18x for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of December 31, 2024.

(2) Consists of 167 tenants with an average investment of $2,740 per property and an average annual minimum rent of $184 per property.

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26

27RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2025 26 470,584 $ 8,475 2.2% 2.2% 2026 102 1,000,067 11,240 3.0% 5.2% 2027 36 962,760 12,696 3.3% 8.5% 2028 23 645,082 10,346 2.7% 11.2% 2029 76 628,549 11,071 2.9% 14.1% 2030 36 211,356 5,508 1.4% 15.5% 2031 27 390,854 5,049 1.3% 16.8% 2032 35 145,509 2,873 0.8% 17.6% 2033 214 5,369,470 265,391 69.7% 87.3% 2034 23 325,625 6,264 1.8% 89.1% 2035 45 1,155,578 19,197 5.0% 94.1% 2036 15 304,540 5,617 1.5% 95.6% 2037 11 318,609 3,146 0.8% 96.4% 2038 7 66,700 1,263 0.3% 96.7% 2039 10 141,443 3,703 1.0% 97.7% 2040 18 115,142 2,406 0.6% 98.3% 2041 6 216,040 2,262 0.6% 98.9% 2042 — — — —% 98.9% 2043 1 57,543 155 —% 98.9% 2044 2 93,010 278 0.1% 99.0% 2045 11 154,966 3,923 1.0% 100.0% Total 724 12,773,427 $ 380,863 100.0% Weighted Average Lease Term 7.6 years 8.0 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of December 31, 2024 (dollars in thousands) 457 W. Broadway Road Tempe, AZ

28RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Properties (end of period) 742 745 749 749 752 Vacant properties beginning of period 18 20 20 22 32 Vacant properties sold (3) (4) — (3) (9) Vacant properties leased — — (1) — (3) Lease terminations 3 2 1 1 2 Vacant properties end of the period 18 18 20 20 22 Percentage of properties leased 97.6% 97.6% 97.3% 97.3% 97.1 % Net Lease Portfolio - Occupancy Summary As of December 31, 2024 10642 South Memorial Drive Bixby, OK

29RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

SERVICE PROPERTIES TRUST

The Company:

SVC is a REIT that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada.

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of December 31, 2024, RMR had over $40 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 18,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

HSBC
Meredith Jensen
(212) 525-6858
meredith.jensen@us.hsbc.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 835-8366
dori.kesten@wellsfargo.com

Rating Agencies

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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30

31RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Rajan C. Penkar Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Jesse W. Abair Vice President Governance Information Nautilus Sonesta South Beach Miami, FL

Calculation of FFO, Normalized FFO and CAD

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Year Ended	
		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net loss		$ (76,392)	$ (46,901)	$ (73,850)	$ (78,383)	$ (43,323)	$ (275,526)	$ (32,779)
Add (Less):	Depreciation and amortization	94,000	89,005	95,674	93,107	94,952	371,786	384,060
	Loss on asset impairment, net [5]	5,182	13,692	34,887	2,451	27	56,212	9,544
	(Gain) loss on sale of real estate, net [6]	(5,159)	(4,105)	32	2,963	(1,280)	(6,269)	(43,239)
	Gain on equity securities, net	–	–	–	–	–	–	(48,837)
	Adjustments to reflect SVC's share of FFO attributable to an investee	1,315	1,045	1,021	966	940	4,347	3,943
FFO		18,946	52,736	57,764	21,104	51,316	150,550	272,692
Add (Less):	Loss on early extinguishment of debt, net [7]	–	133	16,048	–	1,242	16,181	1,524
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	2,777	–	(2)	2	1,034	2,777	1,825
	Transaction related costs [4]	6,894	–	–	–	(3,556)	6,894	(1,623)
Normalized FFO		28,617	52,869	73,810	21,106	50,036	176,402	274,418
Add (Less):	Non-cash revenues	(11,519)	(11,974)	(12,713)	(13,074)	(13,445)	(49,280)	(34,846)
	Non-cash interest expense	8,359	8,076	7,466	7,226	7,066	31,127	25,710
	Non-cash expenses	(944)	(298)	(120)	(1,086)	(1,030)	(2,448)	(2,651)
	SVC's share of Normalized FFO attributable to an investee	3,116	(4,008)	1,697	4,370	568	5,175	(1,386)
	Principal amortization	(490)	(489)	(490)	(489)	(489)	(1,958)	(1,631)
	Capital expenditures	(82,978)	(81,686)	(66,206)	(68,763)	(105,987)	(299,633)	(236,064)
CAD		$ (55,839)	$ (37,510)	$ 3,444	$ (50,710)	$ (63,281)	$ (140,615)	$ 23,550
Weighted average common shares outstanding (basic and diluted)		165,594	165,398	165,198	165,158	165,154	165,338	164,988
Basic and diluted per common share amounts:								
Net loss		$ (0.46)	$ (0.28)	$ (0.45)	$ (0.48)	$ (0.26)	$ (1.67)	$ (0.20)
FFO		$ 0.11	$ 0.32	$ 0.35	$ 0.13	$ 0.31	$ 0.91	$ 1.65
Normalized FFO		$ 0.17	$ 0.32	$ 0.45	$ 0.13	$ 0.30	$ 1.07	$ 1.66
CAD		$ (0.34)	$ (0.23)	$ 0.02	$ (0.31)	$ (0.38)	$ (0.85)	$ 0.14

See accompanying notes on page 35.

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32

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Year Ended	
		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net loss		$ (76,392)	$ (46,901)	$ (73,850)	$ (78,383)	$ (43,323)	$ (275,526)	$ (32,779)
Add (Less):	Interest expense	99,402	99,126	93,850	91,414	89,979	383,792	336,342
	Income tax (benefit) expense	(52)	(77)	524	1,007	(723)	1,402	(1,498)
	Depreciation and amortization	94,000	89,005	95,674	93,107	94,952	371,786	384,060
EBITDA		116,958	141,153	116,198	107,145	140,885	481,454	686,125
Add (Less):	Loss on asset impairment, net [5]	5,182	13,692	34,887	2,451	27	56,212	9,544
	(Gain) loss on sale of real estate, net [6]	(5,159)	(4,105)	32	2,963	(1,280)	(6,269)	(43,239)
	Adjustments to reflect SVC's share of EBITDAre attributable to an investee	3,424	2,900	2,964	2,556	2,315	11,844	9,911
EBITDAre		120,405	153,640	154,081	115,115	141,947	543,241	662,341
Add (Less):	Gain on equity securities, net	–	–	–	–	–	–	(48,837)
	Loss on early extinguishment of debt, net [7]	–	133	16,048	–	1,242	16,181	1,524
	Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee	2,777	–	(2)	2	1,034	2,777	1,825
	Transaction related costs [4]	6,894	–	–	–	(3,556)	6,894	(1,623)
	General and administrative expense paid in common shares	573	1,219	1,397	431	487	3,620	3,417
Adjusted EBITDAre		$ 130,649	$ 154,992	$ 171,524	$ 115,548	$ 141,154	$ 572,713	$ 618,647

See accompanying notes on page 35.

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33

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Number of hotels	206	214	220	220	221	206	221
Room revenues	$ 278,614	$ 322,803	$ 334,118	$ 269,926	$ 273,869	$ 1,205,461	$ 1,206,308
Food and beverage revenues	51,129	44,947	55,136	46,563	49,878	197,775	189,239
Other revenues	27,305	23,185	23,232	19,747	19,638	93,469	82,487
Hotel operating revenues	357,048	390,935	412,486	336,236	343,385	1,496,705	1,478,034
Rooms expenses	97,146	106,835	102,068	90,806	92,477	396,855	389,262
Food and beverage expenses	42,634	39,114	41,945	38,513	39,095	162,206	150,124
Other direct and indirect expenses	129,969	139,075	134,889	127,578	121,532	531,511	508,951
Management fees	12,992	14,392	15,060	12,294	12,583	54,738	54,192
Real estate taxes, insurance and other	37,059	29,740	34,384	37,038	33,315	138,221	125,357
FF&E Reserves	1,327	1,714	1,723	1,092	992	5,856	6,440
Hotel operating expenses	321,127	330,870	330,069	307,321	299,994	1,289,387	1,234,326
Hotel EBITDA	35,921	60,065	82,417	28,915	43,391	207,318	243,708
Transaction related costs [(4)]	6,894	–	–	–	243	6,894	846
Adjusted Hotel EBITDA	$ 42,815	$ 60,065	$ 82,417	$ 28,915	$ 43,634	$ 214,212	$ 244,554
Adjusted Hotel EBITDA Margin	12.0 %	15.4 %	20.0 %	8.6 %	12.7 %	14.3 %	16.5 %
Hotel operating expenses (GAAP) [(1)]	$ 312,285	$ 328,535	$ 328,247	$ 305,086	$ 297,488	$ 1,274,153	$ 1,223,906
Add (Less):							
Transaction related costs [(4)]	6,894	–	–	–	243	6,894	846
Reduction for guaranty fundings and replenishments, net [(3)]	–	–	(522)	522	650	–	650
FF&E Reserves from managed hotel operations	1,327	1,714	1,723	1,092	992	5,856	6,440
Other [(8)]	621	621	621	621	621	2,484	2,484
Hotel operating expenses	$ 321,127	$ 330,870	$ 330,069	$ 307,321	$ 299,994	$ 1,289,387	$ 1,234,326

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 35.

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// Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA

Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBIT*DAre*, Adjusted EBIT*DAre* and Hotel EBITDA

SERVICE PROPERTIES TRUST

(dollars in thousands)

(1) As of December 31, 2024, SVC owned 206 hotels. SVC's consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels.

(2) SVC increased rental income by $3,965 and $6,298 for the three months ended December 31, 2024 and 2023, respectively, and increased rental income by $18,541 and $13,165 for the years ended December 31, 2024 and 2023, respectively, to record scheduled rent changes under certain of its leases on a straight line basis.

(3) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its consolidated statements of income (loss) as an increase to hotel operating expenses. There were no adjustments required to hotel operating expenses for the three months and year ended December 31, 2024. The net decrease to hotel operating expenses was $650 for both the three months and year ended December 31, 2023.

(4) Transaction related costs for the three months and year ended December 31, 2024 of $6,894 primarily consist of costs related to various labor litigation matters, re-opening costs and other professional fees related to major renovation projects at certain of our hotels.

Transaction related costs for the three months and year ended December 31, 2023 of $(3,556) and $(1,623), respectively, primarily consisted of the partial recovery of a working capital reserve related to SVC's InterContinental Hotels Group, plc, or IHG, portfolio previously deemed uncollectable and expensed in 2021, partially offset by costs related to hotel rebranding activity, the demolition of certain vacant properties and potential acquisitions.

(5) SVC recorded a net loss on asset impairment for the three months and year ended December 31, 2024 of $5,182 and $56,212, respectively, to reduce the carrying value of three hotels and two net lease properties in the three month period, and ten hotels and ten net lease properties in the full year period, to their estimated fair value or estimated fair value less costs to sell.

SVC recorded a net loss on asset impairment for the three months and year ended December 31, 2023 of $27 and $9,544, respectively, to reduce the carrying value of one hotel in the three month period, and one hotel and 16 net lease properties in the full year period, to their estimated fair value less costs to sell.

(6) SVC recorded a net gain on sale of real estate for the three months and year ended December 31, 2024 of $5,159 and $6,269, respectively, in connection with the sale of eight hotels and three net lease properties in the three month period, and 15 hotels and ten net lease properties in the full year period.

SVC recorded a net gain on sale of real estate for the three months and year ended December 31, 2023 of $1,280 and $43,239, respectively, in connection with the sale of nine net lease properties in the three month period, and 18 hotels and 13 net lease properties in the full year period.

(7) SVC recorded a net loss on early extinguishment of debt during the year ended December 31, 2024 of $16,181 in connection with a make-whole premium and the write off of unamortized deferred financing costs and discounts relating to the redemption of its $800,000 senior unsecured notes due 2025 and the purchase and satisfaction and discharge pursuant to a cash tender offer of its $350,000 senior unsecured notes due 2025.

SVC recorded a loss on early extinguishment of debt during the three months and year ended December 31, 2023 of $1,242 and $1,524, respectively, in connection with the write off of deferred financing costs and unamortized discounts relating to the repayment of certain senior unsecured notes in the three month period, and the write off of certain deferred financing costs and unamortized discounts relating to the amendment of its revolving credit facility and the repayment of certain senior unsecured notes in the full year period.

(8) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended December 31, 2024 and 2023, related to this liability, and $2,484 for each of the years ended December 31, 2024 and 2023, related to this liability.

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36RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 32. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 32. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s qualification for taxation as a REIT, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC’s dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 32. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 33. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 33. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC’s hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations. Non-GAAP Financial Measures and Certain Definitions

37RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on December 31, 2024 and were open and operating for the entirety of the periods being compared. For each of the three months ended December 31, 2024 and 2023, SVC's comparable results exclude one hotel that suspended operations during the periods presented. For each of the years ended December 31, 2024 and 2023, SVC's comparable results exclude two hotels. One of the hotels was not owned for the entirety of the periods presented and the other suspended operations during the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, gains on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. Exit Hotels: Exit Hotels represent 122 hotels managed by Sonesta and one hotel managed by IHG that SVC plans to sell. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. Gain on Equity Securities, Net: Gain on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to its fair value. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel Capital Improvements and FF&E Reserve Fundings: Generally include the replacement or upgrades of obsolete building components and expenditures that extend the useful life of existing assets or replacement of furniture, fixtures and equipment (FF&E).

38RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Lease Related Costs: Generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Redevelopment and Other Activities: Redevelopment and Other Activities generally include projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 59 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, and seven hotels managed by Radisson Hospitality, Inc. that SVC will continue to own after the Exit Hotels are sold. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Rolling four quarter CAD: Represents CAD for the preceding twelve month period as of the respective quarter end date. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation.

39RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the planned sale of hotels unlocking considerable liquidity and enhancing SVC’s flexibility to reduce leverage; stable cash flows from the net lease portfolio; and implementing strategic capital investments. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta, to successfully operate the hotels it manages for SVC; SVC's ability and the ability of SVC's managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; SVC's ability to sell properties at prices it targets, and the timing of such sales; SVC's ability to repay or refinance its debts as they mature or otherwise become due; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC's ability to pay interest on and principal of its debt; whether and the extent to which SVC's managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC's properties are located; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC's ability to raise or appropriately balance the use of debt or equity capital; potential defaults under SVC's management agreements and leases by its managers and tenants; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements